UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): December 3, 2010 (November 11, 2010)

JINHAO MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52482	20-2308107
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Dawang Industrial Park
Hi-Tech Exploit Area
Zhaoqing City, Guangdong 526238
People’s Republic of China
(Address of principal executive offices)

(86) 7583625628
(Registrant's telephone number, including area code)

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Form 8-K/A”) is being filed by Jinhao Motor Company (the "Company") as Amendment No. 1 to the Company's Current Report on Form 8-K that was filed with the Securities and Exchange Commission on November 16, 2010 (the “Original Filing”). The Company is filing the Form 8-K/A solely to file the required letter from MSCM LLP, the former certifying accountant of the Company, and to correctly identify the newly engaged certifying accountant as PricewaterhouseCoopers Hong Kong (Hong Kong member of the PricewaterhouseCoopers International Network), and not PricewaterhouseCoopers LLP, the United States member of the network. Items 4.01 and 9.01 are hereby restated below in their entirety.

Except as described above, no other changes have been made to the Original Filing, and this Form 8-K/A does not modify or update any other information in the Original Filing.

Item 4.01	Change in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

On November 11, 2010, the board of directors of the Company approved the dismissal of the Company’s independent registered public accounting firm, MSCM LLP, or MSCM.

MSCM was retained as of August 11, 2010 as the Company's independent registered public accounting firm to provide reports on the financial statements of Jinhao Power Holdings Limited ("Jinhao Power"), the Company’s wholly-owned subsidiary organized under the laws of the British Virgin Islands, for the years ended December 31, 2009 and 2008, and to perform interim review of the financial statements of the Company. The financial statements of Jinhao Power are now the historical financial statements of the Company as a result of the reverse merger which was completed on August 11, 2010. MSCM’s reports on the financial statements of Jinhao Power for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2009 and 2008 through the November 11, 2010, the date of MSCM’s dismissal, there were (1) no disagreements with MSCM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MSCM, would have caused MSCM to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished MSCM with a copy of this disclosure on November 16, 2010, providing MSCM with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from MSCM, dated December 3, 2010 is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss MSCM as our independent auditor, on November 11, 2010 our board of directors appointed PricewaterhouseCoopers Hong Kong or PwC, as our independent registered public accounting firm. On December 1, 2010, PwC Hong Kong accepted the engagement as our independent registered public accounting firm.

During the years ended December 31, 2009 and 2008, and through its acceptance on December 1, 2010, neither us nor anyone acting on our behalf consulted PwC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01.		Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Equity Transfer Agreement, dated November 11, 2010, between Guangdong Jinhao Motorcycle Co., Ltd. and the shareholders of Zhangjiagang Chunzhou Station Wagon Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 16, 2010)
16.1*	Letter from MSCM, LLP, regarding change in certifying accountant.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JINHAO MOTOR COMPANY

Date: December 3, 2010	By:/s/ Chak Shing Tsoi
Chak Shing Tsoi
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Equity Transfer Agreement, dated November 11, 2010, between Guangdong Jinhao Motorcycle Co., Ltd. and the shareholders of Zhangjiagang Chunzhou Station Wagon Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 16, 2010)
16.1*	Letter from MSCM, LLP, regarding change in certifying accountant.

* Filed herewith.